Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated June 16, 2025 with respect to the Common Stock, $0.00001 par value per share, of Protagonist Therapeutics, Inc., a Delaware corporation, and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

BIOTECHNOLOGY VALUE FUND L P

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	06/16/2025

BVF I GP LLC

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	06/16/2025

BIOTECHNOLOGY VALUE FUND II LP

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	06/16/2025

BVF II GP LLC

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	06/16/2025

Biotechnology Value Trading Fund OS LP

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	06/16/2025

BVF Partners OS Ltd.

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	06/16/2025

BVF GP HOLDINGS LLC

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	06/16/2025

BVF PARTNERS L P/IL

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	06/16/2025

BVF INC/IL

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	06/16/2025

LAMPERT MARK N

By:	/s/ Mark N. Lampert
Mark N. Lampert
Date:	06/16/2025